Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2021, except for Notes 1, 13 and 14, as to which date is May 28, 2021, relating to the financial statements of Twin Vee Catamarans, Inc. as of and for the years ended December 31, 2020 and 2019, included in the Company’s Registration Statement on Form S-1, as amended (333-255134), filed with the Securities and Exchange Commission.

/s/Grassi & Co., CPAs, P.C.

Jericho, New York

July 23, 2021